Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR THIRD QUARTER 2016

Revenue is $670.5 Million; Net Income Attributable to Lionsgate Shareholders is $40.7 Million or EPS of $0.27; Adjusted EBITDA is $53.6 Million

Free Cash Flow Increases to $73.9 Million

Company Pays Quarterly Cash Dividend of $0.09 per Common Share

SANTA MONICA, CA and VANCOUVER, BC, February 4, 2016 - Lionsgate (NYSE: LGF) today reported revenue of $670.5 million, adjusted EBITDA of $53.6 million, adjusted net income attributable to Lionsgate shareholders of $66.8 million or adjusted EPS of $0.45, and net income attributable to Lionsgate shareholders of $40.7 million or EPS of $0.27 for the fiscal 2016 third quarter ended December 31, 2015. Free cash flow in the quarter rose to $73.9 million.

“While the performance of our theatrical film slate resulted in softer than anticipated results, our other businesses performed strongly in the quarter,” said Lionsgate Chief Executive Officer Jon Feltheimer. “With our television business continuing its robust topline and margin growth, a deeper and more diversified film slate with lower costs and contributions anticipated from recently launched businesses, we have a clear path to resume our strong and sustainable financial trajectory in fiscal 2017.”

Adjusted net income attributable to Lionsgate shareholders of $66.8 million or $0.45 adjusted EPS for the quarter compared to adjusted net income attributable to Lionsgate shareholders of $110.0 million or adjusted EPS of $0.79 in the prior year quarter. Adjusted EBITDA of $53.6 million compared to adjusted EBITDA of $146.8 million in the prior year quarter.

Net income attributable to Lionsgate shareholders for the quarter was $40.7 million or EPS of $0.27 on 149.5 million weighted average number of common shares outstanding compared to net income attributable to Lionsgate shareholders of $98.2 million or EPS of $0.70 on 140.0 million weighted average number of common shares outstanding during the prior year quarter.

Free cash flow of $73.9 million in the quarter increased from negative free cash flow of $4.6 million in the prior year quarter.

Revenue of $670.5 million for the quarter compared to revenue of $751.3 million in the prior year quarter.

Revenue, adjusted EBITDA and EPS in the quarter declined from the prior year quarter due to the performance of the theatrical film slate. Although The Hunger Games: Mockingjay 2 grossed over $650 million at the global box office, ranking it among the highest-grossing films of the year, its box office performance declined from Mockingjay 1 with higher Mockingjay 2 production costs also impacting its profitability.

During the quarter, the Company declared a quarterly cash dividend of $0.09 per common share payable on February 5, 2016 to shareholders of record as of December 31, 2015.

Lionsgate’s filmed entertainment backlog, or already contracted future revenue not yet recorded, was approximately $1.3 billion at December 31, 2015, increasing from $1.2 billion at September 30, 2015.

Overall Motion Picture segment revenue for the quarter was $505.8 million compared to $590.1 million in the prior year quarter. Although theatrical revenue of $183.1 million was comparable to $186.4 million in the prior year quarter, margins were lower due in part to theatrical P&A expenses associated with four wide film releases in the quarter compared to two wide film releases in the prior year quarter.

Lionsgate’s home entertainment revenue from motion picture and television production for the quarter was $142.0 compared to $183.1 million in the prior year quarter, reflecting the composition and timing of the slate of wide release theatrical titles. This offset increased home entertainment revenue from television production in the quarter.

Television revenue included in the Motion Picture segment of $48.6 million in the quarter compared to $82.9 million in the prior year quarter due to timing of titles with television windows opening in the period. The Hunger Games opened in its network television window in the prior year quarter.

International Motion Picture segment revenue of $140.1 million for the quarter compared to $142.1 million in the prior year quarter.

Television production segment revenue of $164.7 million increased from $161.2 million in the prior year quarter. Margins in the Company’s television business continued their growth trajectory in the quarter. Domestic television revenues were affected by timing of deliveries in the quarter. Deliveries of the critically-acclaimed hit series Orange is the New Black, Nashville, and The Royals are expected to drive strong growth in the fourth quarter along with the first full quarter of results from Pilgrim Studios, in which Lionsgate acquired a majority stake in November 2015.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2016 third quarter financial results at 9:00 A.M. ET/6:00 A.M. PT tomorrow, Friday, February 5. Interested parties may participate live in the conference call by calling 1-800-288-8974 (612-332-1213 outside the U.S. and Canada).  A full digital replay will be available from Friday morning, February 5, through Friday, February 12, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 383600.

ABOUT LIONSGATE

Lionsgate is a premier next generation global content leader with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, digital distribution, new channel platforms, video games and international distribution and sales. The Company currently has 80 television shows on 40 different networks spanning its primetime production, distribution and syndication businesses, including such critically-acclaimed hits as Orange is the New Black, the broadcast network series Nashville, the syndication success The Wendy Williams Show, the breakout comedy The Royals and the Golden Globe-nominated dramedy Casual.

Its feature film business has been fueled by such successes as the blockbuster Hunger Games franchise, the first two installments of the Divergent franchise, Sicario, John Wick, Now You See Me, CBS Films/Lionsgate’s The Duff, Roadside Attractions’ Love & Mercy and Mr. Holmes and Pantelion Films’ Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. The Company handles a prestigious and prolific library of approximately 16,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world.

***
For further information, please contact:
Peter D. Wilkes

310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2016, which risk factors are incorporated herein by reference. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2015	March 31, 2015
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$88,292	$102,697
Restricted cash	2,650	2,508
Accounts receivable, net of reserves for returns and allowances of $52,613 (March 31, 2015 - $64,362) and provision for doubtful accounts of $5,245 (March 31, 2015 - $4,120)	943,998	891,880
Investment in films and television programs, net	1,561,968	1,381,829
Property and equipment, net	41,914	26,651
Investments	475,109	438,298
Goodwill	534,143	323,328
Other assets	84,822	74,784
Deferred tax assets	105,503	50,114
Total assets	$3,838,399	$3,292,089
LIABILITIES
Senior revolving credit facility	$—	$—
5.25% Senior Notes	225,000	225,000
Term Loan	400,000	375,000
Accounts payable and accrued liabilities	327,828	332,473
Participations and residuals	549,985	471,661
Film obligations and production loans	895,558	656,755
Convertible senior subordinated notes	99,508	114,126
Deferred revenue	295,971	274,787
Total liabilities	2,793,850	2,449,802
Commitments and contingencies
Redeemable noncontrolling interest	89,175	—
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 150,252,445 shares issued (March 31, 2015 - 145,532,978 shares)	951,360	830,786
Retained earnings	7,673	13,720
Accumulated other comprehensive loss	(3,659)	(2,219)
Total shareholders’ equity	955,374	842,287
Total liabilities and shareholders’ equity	$3,838,399	$3,292,089

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Amounts in thousands, except per share amounts)
Revenues	$670,522	$751,299	$1,556,222	$1,753,558
Expenses:
Direct operating	404,068	400,576	927,188	945,840
Distribution and marketing	203,121	171,439	428,185	421,637
General and administration	70,083	61,407	198,372	186,975
Depreciation and amortization	2,970	1,708	7,320	4,685
Total expenses	680,242	635,130	1,561,065	1,559,137
Operating income (loss)	(9,720)	116,169	(4,843)	194,421
Other expenses (income):
Interest expense
Cash interest	11,833	10,567	32,561	29,546
Amortization of debt discount and deferred financing costs	2,336	2,984	6,863	10,048
Total interest expense	14,169	13,551	39,424	39,594
Interest and other income	(521)	(623)	(1,676)	(2,188)
Loss on extinguishment of debt	—	690	—	1,276
Total other expenses, net	13,648	13,618	37,748	38,682
Income (loss) before equity interests and income taxes	(23,368)	102,551	(42,591)	155,739
Equity interests income	10,826	10,898	29,363	37,353
Income (loss) before income taxes	(12,542)	113,449	(13,228)	193,092
Income tax provision (benefit)	(45,140)	15,264	(44,441)	30,865
Net income	32,598	98,185	31,213	162,227
Less: Net loss attributable to noncontrolling interest	8,119	—	8,119	—
Net income attributable to Lions Gate Entertainment Corp. shareholders	$40,717	$98,185	$39,332	$162,227

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income per common share	$0.27	$0.70	$0.26	$1.17
Diluted net income per common share	$0.26	$0.65	$0.26	$1.10

Weighted average number of common shares outstanding:
Basic	149,480	139,963	148,484	138,618
Diluted	159,412	151,713	154,412	151,716

Dividends declared per common share	$0.09	$0.07	$0.25	$0.19

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Amounts in thousands)
Operating Activities:
Net income	$32,598	$98,185	$31,213	$162,227
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,970	1,708	7,320	4,685
Amortization of films and television programs	293,998	280,380	655,288	639,472
Amortization of debt discount and deferred financing costs	2,336	2,984	6,863	10,048
Non-cash share-based compensation	13,416	15,142	47,399	48,691
Other non-cash items	681	—	681	—
Distribution from equity method investee	—	—	—	7,788
Loss on extinguishment of debt	—	690	—	1,276
Equity interests income	(10,826)	(10,898)	(29,363)	(37,353)
Deferred income taxes	(52,121)	1,927	(54,733)	11,243
Changes in operating assets and liabilities:
Restricted cash	(142)	27	(142)	1,417
Accounts receivable, net	(48,670)	(178,397)	(36,663)	(94,803)
Investment in films and television programs	(235,785)	(176,450)	(771,255)	(815,469)
Other assets	(426)	(520)	(2,254)	(1,416)
Accounts payable and accrued liabilities	26,282	26,290	(8,018)	(52,700)
Participations and residuals	32,490	(28,640)	77,428	(6,070)
Film obligations	(19,028)	4,960	(30,176)	(33,953)
Deferred revenue	20,284	7,508	(4,139)	(8,124)
Net Cash Flows Provided By (Used In) Operating Activities	58,057	44,896	(110,551)	(163,041)
Investing Activities:
Proceeds from the sale of equity method investees	—	—	—	14,575
Investment in equity method investees	(295)	(2,100)	(3,954)	(14,750)
Purchase of Pilgrim Studios, net of cash acquired of $15,816	(126,892)	—	(126,892)	—
Purchases of other investments	(750)	—	(750)	(2,000)
Purchases of property and equipment	(6,800)	(6,798)	(13,680)	(11,293)
Net Cash Flows Used In Investing Activities	(134,737)	(8,898)	(145,276)	(13,468)
Financing Activities:
Senior revolving credit facility - borrowings	190,000	314,000	238,000	681,500
Senior revolving credit facility - repayments	(190,000)	(293,000)	(238,000)	(618,619)
Term Loan - borrowings, net of deferred financing costs of $964	—	—	24,036	—
Convertible senior subordinated notes - repurchases	—	—	(5)	(16)
Production loans - borrowings	138,624	148,075	509,569	533,781
Production loans - repayments	(128,091)	(196,433)	(240,565)	(261,868)
Repurchase of common shares	—	(3,455)	—	(129,859)
Dividends paid	(13,364)	(9,590)	(33,927)	(23,536)
Excess tax benefits on equity-based compensation awards	—	5,617	—	6,767
Exercise of stock options	1,554	2,741	6,007	4,404
Tax withholding required on equity awards	(3,888)	(2,803)	(22,871)	(14,939)
Net Cash Flows Provided By (Used In) Financing Activities	(5,165)	(34,848)	242,244	177,615
Net Change In Cash And Cash Equivalents	(81,845)	1,150	(13,583)	1,106
Foreign Exchange Effects on Cash	(280)	1,467	(822)	2,088
Cash and Cash Equivalents - Beginning Of Period	170,417	26,269	102,697	25,692
Cash and Cash Equivalents - End Of Period	$88,292	$28,886	$88,292	$28,886

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents EBITDA, Adjusted EBITDA, free cash flow, adjusted net income (loss) attributable to Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") shareholders, and adjusted earnings (loss) per share, all of which are important financial measures for the Company but are not financial measures defined by GAAP.

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the Securities and Exchange Commission (the "SEC") and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”).

We believe these non-GAAP measures to be meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations and cash flows before non-operating items. These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.

These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income, or earnings (loss) per share as determined in accordance with GAAP. Definitions and reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

EBITDA and Adjusted EBITDA

EBITDA is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization.

Adjusted EBITDA represents EBITDA as defined above adjusted for stock-based compensation, purchase accounting and related adjustments, restructuring and other items, start-up losses of new business initiatives, loss on extinguishment of debt, and backstopped prints and advertising expense.

Free Cash Flow

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans, plus or minus excess tax benefits on equity-based compensation awards if applicable and excluding the cash used by our new business initiatives and the one-time transactional costs of Pilgrim Studios attributable to the noncontrolling shareholder. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its free cash flow when the payments are actually made. Cash used by our new business initiatives includes the cash used in operating activities plus the cash used in the purchase of property and equipment related to our consolidated subscription video-on-demand platforms.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders, and Adjusted Earnings (Loss) Per Share

Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for stock-based compensation, purchase accounting and related adjustments, restructuring and other items, start-up losses of new business initiatives, loss on extinguishment of debt, and backstopped prints and advertising expense, net of taxes at the applicable statutory rate and net of the amounts attributable to noncontrolling interest.

Adjusted earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders per weighted average shares outstanding.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014**
	(Amounts in thousands)
Net income	$32,598	$98,185	$31,213	$162,227
Depreciation and amortization	2,970	1,708	7,320	4,685
Cash interest	11,833	10,567	32,561	29,546
Noncash interest expense	2,336	2,984	6,863	10,048
Interest and other income	(521)	(623)	(1,676)	(2,188)
Income tax provision (benefit)	(45,140)	15,264	(44,441)	30,865
EBITDA	$4,076	$128,085	$31,840	$235,183

Stock-based compensation(1)	13,235	15,132	47,506	48,875
Restructuring and other items(2)	13,398	766	17,605	7,008
Purchase accounting and related adjustments(3)	4,241	—	4,241	—
Start-up losses of new business initiatives(4)	6,909	—	10,387	—
Loss on extinguishment of debt	—	690	—	1,276
Backstopped prints and advertising expense(5)	11,755	2,100	4,942	2,100
Adjusted EBITDA	$53,614	$146,773	$116,521	$294,442

** In the quarter ended March 31, 2015, the definition of Adjusted EBITDA was revised to include the gains or losses from the sale of equity method investments. Accordingly, Adjusted EBITDA for the nine months ended December 31, 2014 has been revised to include the $11.4 million gain on the sale of the Company's interest in FEARnet which occurred April 2014. Prior to the sale of FEARnet, the Company recognized cumulative equity interest losses before income taxes of approximately $11.7 million from its interest in FEARnet.

(1)	Represents stock-based compensation expenses for the applicable periods.

(2)
Restructuring and other items includes restructuring and severance costs, certain transaction related costs, and certain unusual items, when applicable. Amounts in the three and nine months ended December 31, 2015 represent professional fees associated with certain strategic transactions including, among others, the acquisition of a majority interest in Pilgrim Media Group, LLC ("Pilgrim Studios") and certain shareholder transactions, the costs related to the move of our international sales and distribution organization to the United Kingdom, and certain transactional costs of $7.7 million of Pilgrim Studios attributable to the noncontrolling shareholder. Pursuant to the profit sharing provisions in the Pilgrim Studios operating agreement, the transactional costs of $7.7 million are included in net loss attributable to noncontrolling interest in the unaudited condensed consolidated statement of income and thus does not impact earnings per share attributable to Lions Gate Entertainment Corp. shareholders. In addition, amounts in the nine months ended December 31, 2015 include pension withdrawal costs of $2.7 million related to an underfunded multi-employer pension plan in which the Company is no longer participating.

Amounts in the three and nine months ended December 31, 2014 primarily represent costs related to the move of our international sales and distribution organization to the United Kingdom. In addition, amounts in the nine months ended December 31, 2014 include severance costs associated with the integration of the marketing operations of the Company's Lionsgate and Summit film labels, of which approximately $1.2 million are non-cash charges resulting from the acceleration of vesting of stock awards.

(3)
Purchase accounting and related adjustments represent the incremental amortization expense associated with the non-cash fair value adjustments on television assets of $3.6 million included in direct operating expense resulting from the application of purchase accounting and the charge of $0.7 million included in general and administrative expense related to the accretion of the noncontrolling interest discount.

(4)
Start-up losses of new business initiatives represent losses associated with the Company's direct to consumer initiatives including its subscription video-on-demand platforms and Atom Tickets, the first-of-its-kind theatrical mobile ticketing platform and app. For the three and nine months ended December 31, 2015, $1.3 million represents the gross contribution (i.e., revenue less direct operating and distribution and marketing expenses) of the consolidated business, $2.6 million and $3.0 million, respectively, is included in the Company's consolidated general and administrative expense and $3.0 million and $6.1 million, respectively, is included in equity interests income.

(5)
Backstopped prints and advertising expense ("P&A") represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred net of the impact of expensing the P&A cost over the revenue streams similar to a participation expense (i.e., the P&A under these arrangements are being expensed similar to a participation cost for purposes of the adjusted measure).

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW TO
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$58,057	$44,896	$(110,551)	$(163,041)
Purchases of property and equipment	(6,800)	(6,798)	(13,680)	(11,293)
Net borrowings under and (repayment) of production loans	10,533	(48,358)	269,004	271,913
Cash used by new business initiatives	4,377	—	4,614	—
One-time transactional costs of Pilgrim Studios attributable to the noncontrolling shareholder	7,689	—	7,689	—
Excess tax benefits on equity-based compensation awards	—	5,617	—	6,767
Free Cash Flow, as defined	$73,856	$(4,643)	$157,076	$104,346

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Amounts in thousands)
EBITDA	$4,076	$128,085	$31,840	$235,183

Plus: Amortization of film and television programs	293,998	280,380	655,288	639,472
Less: Cash paid for film and television programs(1)	(244,280)	(219,848)	(532,427)	(577,509)
Amortization of film and television programs in excess of cash paid	49,718	60,532	122,861	61,963

Plus: Non-cash stock-based compensation	13,416	15,142	47,399	48,691
Plus: Other non-cash items	681	—	681	—
Plus: Distribution from equity method investee	—	—	—	7,788
Less: Equity interests income	(10,826)	(10,898)	(29,363)	(37,353)
Plus: Loss on extinguishment of debt	—	690	—	1,276
Plus: Cash used by new business initiatives	4,377	—	4,614	—
Plus: One-time transactional costs of Pilgrim Studios attributable to the noncontrolling shareholder	7,689	—	7,689	—

EBITDA adjusted for items above	69,131	193,551	185,721	317,548

Changes in other operating assets and liabilities:
Restricted cash	(142)	27	(142)	1,417
Accounts receivable, net	(48,670)	(178,397)	(36,663)	(94,803)
Other assets	(426)	(520)	(2,254)	(1,416)
Accounts payable and accrued liabilities	26,282	26,290	(8,018)	(52,700)
Participations and residuals	32,490	(28,640)	77,428	(6,070)
Deferred revenue	20,284	7,508	(4,139)	(8,124)
	29,818	(173,732)	26,212	(161,696)

Purchases of property and equipment	(6,800)	(6,798)	(13,680)	(11,293)
Interest, taxes and other(2)	(18,293)	(17,664)	(41,177)	(40,213)

Free Cash Flow, as defined	$73,856	$(4,643)	$157,076	$104,346
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	$(235,785)	$(176,450)	$(771,255)	$(815,469)
Change in film obligations	(19,028)	4,960	(30,176)	(33,953)
Production loans - borrowings	138,624	148,075	509,569	533,781
Production loans - repayments	(128,091)	(196,433)	(240,565)	(261,868)
Total cash paid for film and television programs	$(244,280)	$(219,848)	$(532,427)	$(577,509)
_________________________
(2) Interest, taxes and other consists of the following:
Cash interest	$(11,833)	$(10,567)	$(32,561)	$(29,546)
Interest and other income	521	623	1,676	2,188
Current income tax provision	(6,981)	(13,337)	(10,292)	(19,622)
Excess tax benefits on equity-based compensation awards	—	5,617	—	6,767
Total interest, taxes and other	$(18,293)	$(17,664)	$(41,177)	$(40,213)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended December 31, 2015
	(Amounts in thousands, except per share amounts)
	Income (loss) before income taxes	Net income (1)	Net income attributable to Lions Gate Entertainment Corp. shareholders (2)	Basic EPS*	Diluted EPS*
As reported	$(12,542)	$32,598	$40,717	$0.27	$0.26
Stock-based compensation	13,235	8,382	8,382	0.06	0.05
Purchase accounting and related adjustments(3)	4,604	3,549	1,823	0.01	0.01
Restructuring and other items(4)	13,398	11,672	3,983	0.03	0.02
Start-up losses of new business initiatives(5)	7,049	4,464	4,464	0.03	0.03
Backstopped prints and advertising expense	11,755	7,444	7,444	0.05	0.05
As adjusted for items above	$37,499	$68,109	$66,813	$0.45	$0.42

	Three Months Ended December 31, 2014
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income(1)	Net income attributable to Lions Gate Entertainment Corp. shareholders (2)	Basic EPS*	Diluted EPS*
As reported	$113,449	$98,185	$98,185	$0.70	$0.65
Stock-based compensation	15,132	9,585	9,585	0.07	0.06
Restructuring and other items(4)	766	485	485	—	—
Loss on extinguishment of debt	690	437	437	—	—
Backstopped prints and advertising expense	2,100	1,330	1,330	0.01	0.01
As adjusted for items above	$132,137	$110,022	$110,022	$0.79	$0.73

	Nine Months Ended December 31, 2015
	(Amounts in thousands, except per share amounts)
	Income (loss) before income taxes	Net income (1)	Net income attributable to Lions Gate Entertainment Corp. shareholders (2)	Basic EPS*	Diluted EPS*
As reported	$(13,228)	$31,213	$39,332	$0.26	$0.26
Stock-based compensation	47,506	30,086	30,086	0.20	0.20
Purchase accounting and related adjustments(3)	4,604	3,549	1,823	0.01	0.01
Restructuring and other items(4)	17,605	14,422	6,733	0.05	0.04
Start-up losses of new business initiatives(5)	10,527	6,667	6,667	0.04	0.04
Backstopped prints and advertising expense	4,942	3,130	3,130	0.02	0.02
As adjusted for items above	$71,956	$89,067	$87,771	$0.59	$0.57

	Nine Months Ended December 31, 2014**
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income (1)	Net income attributable to Lions Gate Entertainment Corp. shareholders (2)	Basic EPS*	Diluted EPS*
As reported	$193,092	$162,227	$162,227	$1.17	$1.10
Stock-based compensation	48,875	30,957	30,957	0.22	0.20
Restructuring and other items(4)	7,008	4,439	4,439	0.03	0.03
Loss on extinguishment of debt	1,276	808	808	0.01	0.01
Backstopped prints and advertising expense	2,100	1,330	1,330	0.01	0.01
As adjusted for items above	$252,351	$199,761	$199,761	$1.44	$1.35
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* Basic and Diluted EPS amounts may not add precisely due to rounding
** In the quarter ended March 31, 2015, the definition of adjusted net income attributable to Lions Gate Entertainment Corp. shareholders and adjusted earnings per share was revised to include the gains or losses from the sale of equity method investments. Accordingly, adjusted net income attributable to Lions Gate Entertainment Corp. shareholders for the nine months ended December 31, 2014 has been revised to include the gain on the April 2014 sale of the Company's interest in FEARnet of $11.4 million ($7.2 million after income taxes) and representing adjusted basic and diluted earnings per share of $0.05 for the nine months ended December 31, 2014. Prior to the sale of FEARnet, the Company recognized cumulative equity interest losses before income taxes of approximately $11.7 million from the Company's interest in FEARnet.

(1)	Represents amounts net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(2)	Represents the net income amount adjusted for the portion attributable to noncontrolling interest, if any.

(3)
Purchase accounting and related adjustments include amounts presented in Adjusted EBITDA, plus $0.4 million of incremental depreciation and amortization expense associated with the non-cash fair value adjustments to property and equipment and intangible assets resulting from the application of purchase accounting related to the acquisition of Pilgrim Studios.

(4)
Restructuring and other items include amounts presented in Adjusted EBITDA. Pursuant to the profit sharing provisions in the Pilgrim Studios operating agreement, the transactional costs of $7.7 million of Pilgrim Studios, are included in net loss attributable to noncontrolling interest in the unaudited condensed consolidated statement of income and thus do not impact earnings per share attributable to Lions Gate Entertainment Corp. shareholders.

(5)	Start-up losses of new business initiatives include amounts presented in Adjusted EBITDA, plus $0.1 million for the depreciation expense associated with these entities.